UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2015, Ocwen Financial Corporation (“OFC”) announced the settlement of the previously announced debt-for-debt exchange offer by its subsidiary Ocwen Loan Servicing, LLC (“OLS” or the “Issuer”) pursuant to which OLS issued $346.9 million aggregate principal amount of 8.375% Senior Secured Second Lien Notes due 2022 (the “Second Lien Notes”) in exchange for $346.9 million aggregate principal amount (or 99.1%) of OFC’s 6.625% Senior Notes due 2019 (the “Existing Notes”) that had been tendered in the exchange offer. Ocwen also announced that concurrently with the closing of the exchange offer, OLS entered into a new Senior Secured Term Loan Facility (the “SSTL”), with an initial interest rate of 6.0%. The SSTL provides for a $335 million term loan credit facility with a maturity date of December 5, 2020, and refinanced the prior senior secured term loan that had a maturity date of February 15, 2018 and an interest rate of 5.5% (the “Prior SSTL”).

The Second Lien Notes and the SSTL are jointly and severally guaranteed by OFC, Ocwen Mortgage Servicing, Inc., Homeward Residential Holdings, Inc., Homeward Residential, Inc. and Automotive Capital Services, Inc. (collectively, the “Guarantors”). The Second Lien Notes and the related guarantees will be unsubordinated obligations of OLS and the Guarantors, respectively, and will be secured (subject in each case to certain exceptions and permitted liens) by a second-priority lien on the assets of OLS and the Guarantors that secure the SSTL (the “Collateral”). The lien on the Collateral securing the New Second Lien Notes will be junior to the first priority lien securing the SSTL.

The exchange offer was made, and the Second Lien Notes were issued, only to holders of the Existing Notes who completed and returned an eligibility form confirming that they are both (x) either (i) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act or (ii) not “U.S. persons” and are outside of the United States within the meaning of Regulation S under the Securities Act, and (y) “accredited investors” within the meaning of Rule 501 under the Securities Act. Following the issuance of the Second Lien Notes and the settlement of the exchange offer, the Existing Notes that were tendered in the exchange offer were cancelled.

The Second Lien Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, the Second Lien Notes may not be offered or sold in the United States to, or for the account or benefit of, any United States person except pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

Set forth below is a brief description of (i) the Indenture governing the Second Lien Notes, (ii) the Second Lien Notes Pledge and Security Agreement, (iii) the Junior Priority Intercreditor Agreement and (iv) the SSTL, each of which is filed as an exhibit to this Current Report. These descriptions are summaries only, are not complete and are qualified in their entirety by reference to the full and complete terms contained in the Indenture, Second Lien Notes Security Agreement, the Junior Priority Intercreditor Agreement and the SSTL, copies of which are attached as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Second Lien Notes Indenture

The Second Lien Notes were issued pursuant to an Indenture, dated as of December 5, 2018 (the “Indenture”), among OLS, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral trustee (the “Collateral Trustee”). A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Principal; Maturity and Interest. The Second Lien Notes were initially issued in an aggregate principal amount of $346.9 million. The Second Lien Notes will mature on November 15, 2022. Interest on the Second Lien Notes will accrue at the rate of 8.375% per annum and will be payable semiannually in arrears in cash on each May 15 and November 15, commencing on May 15, 2017, to the persons who are registered holders at the close of business on the May 1st and November 1st immediately preceding the applicable interest payment date.

Optional Redemption. At any time prior to November 15, 2018, the Issuer may on any one or more occasions redeem all or a part of the Second Lien Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100.0% of the principal amount of the Second Lien Notes redeemed, plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest to the applicable date of redemption.

On or after November 15, 2018, the Issuer may on any one or more occasions redeem all or a part of the Second Lien Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the applicable date of redemption, if redeemed during the twelve-month period beginning on November 15th of the years indicated below:

Year	Percentage
2018	106.281%
2019	104.188%
2020	102.094%
2021 and thereafter	100.000%

At any time, or from time to time, on or prior to November 15, 2018, the Issuer may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined in the Indenture) to redeem up to 35.0% of the principal amount of all Second Lien Notes issued at a redemption price equal to 108.375% of the principal amount of the Second Lien Notes redeemed plus accrued and unpaid interest to the date of redemption, provided that: (i) at least 65.0% of the principal amount of all Second Lien Notes issued under the Indenture (including any additional Second Lien Notes) remains outstanding immediately after any such redemption; and (ii) the Issuer makes such redemption not more than 120 days after the consummation of any such Equity Offering.

Change of Control. Upon the occurrence of a Change of Control (as defined in the Indenture), the Issuer is required to make an offer to the holders of the Second Lien Notes to repurchase all or a portion of such holder’s Second Lien Notes at a purchase price equal to 101.0% of the principal amount of the Second Lien Notes purchased plus accrued and unpaid interest to the date of purchase.

Covenants. The Indenture contains certain covenants, including, but not limited to, limitations and restrictions on OFC’s ability and the ability of its restricted subsidiaries (including the Issuer) to (i) incur additional debt or issue preferred stock; (ii) pay dividends or make distributions on or purchase equity interests of OFC; (iii) repurchase or redeem subordinated debt prior to maturity; (iv) make investments or other restricted payments; (v) create liens on assets to secure debt of the Issuer or any Guarantor; (vi) sell or transfer assets; (vii) enter into transactions with affiliates; and (viii) enter into mergers, consolidations, or sales of all or substantially all of the assets of OFC and its restricted subsidiaries, taken as a whole. As of the date of the Indenture, all of OFC’s subsidiaries are restricted subsidiaries. The restrictive covenants set forth in the Indenture are subject to important exceptions and qualifications. Many of the restrictive covenants will be suspended if (i) the Second Lien Notes achieve an investment grade rating from both Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”) and (ii) no default or event of default has occurred and is continuing under the Indenture. Covenants that are suspended as a result of achieving these ratings will again apply if one or both of Moody’s and S&P withdraws its investment grade rating or downgrades the rating assigned to the Second Lien Notes below an investment grade rating.

Events of Default. The Indenture includes customary Events of Defaults including: the failure to pay interest on the Second Lien Notes when due after a 30 day grace period; failure to pay the principal and premium, if any, on any Second Lien Notes, when due; a default in the observance or performance of any other covenant or agreement contained in the Indenture and such default continues for a period of 60 days (or, in the case of Section 4.03 “Reports to Holders” of the Indenture, 120 days) after written notice; a payment default (after giving effect to any applicable grace periods) or acceleration of any indebtedness aggregating $75.0 million or more at any time; certain judgment defaults in an aggregate amount in excess of $75.0 million with respect to OFC or any significant subsidiary; certain events of bankruptcy or insolvency affecting OFC or any significant subsidiary; the guarantee of the Second Lien Notes by OFC or any Subsidiary Guarantor that is a significant subsidiary ceasing to be in full force and effect; or with respect to a material portion of the Collateral, any of the Security Documents (as defined in the Indenture) or the liens created thereby ceases to be in full force and effect, subject tot a 45 day cure period.

Second Lien Notes Pledge and Security Agreement.

Pursuant to that certain Second Lien Notes Pledge and Security Agreement, dated as of December 5, 2016, among OLS and the Guarantors and the Collateral Trustee (the “Second Lien Notes Security Agreement”), the Second Lien Notes are secured by second priority liens granted by OLS and the Guarantors (collectively, the “Grantors”) on the assets and properties of the Grantors (whether now owned or hereinafter arising or acquired) that secure the first priority obligations of the Grantors under the SSTL, excluding any mortgage servicing rights related to Fannie Mae and Freddie Mac mortgages with respect to which a new acknowledgment agreement with Fannie Mae and Freddie Mac acknowledging such second priority liens has not been obtained (collectively, the “Collateral”). The Grantors are required to use commercially reasonable efforts to obtain such new acknowledgment agreements. The Collateral will be subject to certain permitted liens set forth under the Indenture and the Second Lien Notes Security Agreement and will not include any assets that is not collateral for the first priority obligations under the SSTL.

Intercreditor Agreement

To establish the second priority status of the liens securing the Second Lien Notes relative to the liens securing the SSTL, the Grantors , Barclay Bank PLC, as representative for the lenders under SSTL (the “First Priority Representative”), and the Collateral Trustee, as representative for the holders of the Second Lien Notes, entered into that certain Junior Priority Intercreditor Agreement, dated as of December 5, 2016 (the “Intercreditor Agreement”). Under the terms of the Intercreditor Agreement, any proceeds received upon a realization of the Collateral will be applied first to the payment of the First Priority Obligations (as defined in Intercreditor Agreement) until the discharge in full of the First Priority Obligations has occurred. Until the discharge in full of the First Priority Obligations, if the holders of the Second Lien Notes and any other Second Priority Obligations (as defined in the Intercreditor Agreement) are granted or receive cash payments in respect of liens on the Collateral, such cash payments must be turned over to the First Priority Representative. In addition, pursuant to the terms of the Intercreditor Agreement, prior to the discharge in full of the First Priority Obligations, (i) the First Priority Representative will determine the time and method by which the liens on the Collateral will be enforced after the occurrence and during the continuance of an event of default and (ii) the Collateral Trustee will not be permitted to enforce the security interests, liens and other rights related to the Collateral on behalf of the holders of the Second Lien Notes even if an event of default has occurred and the Second Lien Notes have been accelerated, subject to each case to certain exceptions.

Amended and Restated Senior Secured Term Loan

On December 5, 2016, OLS entered into an Amended and Restated Senior Secured Term Loan Facility Agreement by and among OLS, as borrower, the Guarantors, the financial institutions party thereto as lenders, Barclays Bank PLC (“Barclays”), as Administrative Agent, Collateral Agent and Sole Syndication Agent, Barclays, JPMorgan Chase Bank, N.A. (“JPM”), Nomura Securities International, Inc. (“Nomura”) and Credit Suisse Securities (USA) LLC (“CS”), as Joint Lead Arrangers and Joint Bookrunners, and JPM, Nomura and CS, as Co-Documentation Agents. The SSTL amended and restated OLS’s Prior SSTL, which it had originally entered into in February 2013. Each Guarantor has unconditionally guaranteed all obligations of OLS under the SSTL.

The SSTL provides for a $335 million senior secured term loan with a maturity date of December 5, 2020. Under the terms of the SSTL, OLS may also request an increase to the loan amount of up to $100 million, with additional increases subject to certain limitations. The proceeds of the term loan made under the SSTL were used to prepay in full all of OLS’ obligations under the Prior SSTL and to pay fees and expenses incurred in connection with the transactions described herein.

Loans under the SSTL will bear interest at the one, two, three or six month Eurodollar Rate or the Base Rate (as defined in the SSTL), at OLS’ option, plus a margin of 5.00% per annum for Eurodollar Rate Loans or 4.00% per annum for Base Rate Loans. In each case of the foregoing, the Eurodollar Rate shall not be less than 1.00% per annum and the Base Rate shall not be less than 2.00% per annum. Principal payments under the SSTL will be due and owing in equal quarterly payments of $4,187,500 commencing on March 31, 2017.

The SSTL contains covenants substantially similar to those in the Prior SSTL, including covenants limiting liens, debt, distributions, investments, asset sales, prepayment and/or modification of junior debt and mergers. Most of these restrictions are subject to minimum thresholds and exceptions. The SSTL also contains a financial covenant that requires OFC to maintain a loan-to-value ratio as of the last day of each fiscal quarter of not less than 40%.

In addition, the SSTL has events of default substantially similar to the Prior SSTL, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, material judgments, change of control and cross-default to other debt agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events

On December 5, 2016, Ocwen Financial Corporation issued a press release announcing the consummation of previously announced exchange offer and entering into an amended and restated senior secured term Loan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

Exhibit 4.1	Indenture, dated as of December 5, 2016, among Ocwen Loan Servicing, LLC, Ocwen Financial Corporation, the Guarantors party thereto and Wilmington Trust, National Association, as Trustee and Collateral Trustee.

Exhibit 10.1	Second Lien Notes Pledge and Security Agreement, dated as of December 5, 2016, among Ocwen Loan Servicing, LLC, Ocwen Financial Corporation and the other Grantors party thereto, and Wilmington Trust, National Association, as Collateral Trustee.

Exhibit 10.2	Junior Priority Intercreditor Agreement, dated as of December 5, 2016, among Ocwen Loan Servicing, LLC, the Grantors party thereto, Barclay Bank PLC, as First Priority Representative for the First Lien Credit Agreement Secured Parties, and Wilmington Trust, National Association, as Second Lien Collateral Agent.

Exhibit 10.3	Amended and Restated Senior Secured Term Loan Facility Agreement by and among Ocwen Loan Servicing, LLC, as borrower, the Guarantors party thereto, the financial institutions party thereto as lenders, Barclays Bank PLC, as Administrative Agent, Collateral Agent and Sole Syndication Agent, Barclays Bank PLC, JPMorgan Chase Bank, N.A. (“JPM”), Nomura Securities International, Inc. (“Nomura”) and Credit Suisse Securities (USA) LLC (“CS”), as Joint Lead Arrangers and Joint Bookrunners, and JPM, Nomura and CS, as Co-Documentation Agents.

Exhibit 99.1	Press Release of Ocwen Financial Corporation dated December 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: December 6, 2016	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)